Exhibit 99.2

Energy Resources 12, L.P.

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

On February 1, 2018, Energy Resources 12 Operating Company, LLC (“Buyer”), a wholly-owned subsidiary of Energy Resources 12, L.P. (the “Partnership”), closed on the purchase of certain interests (“Acquisition No. 1”) in non-operated oil and gas properties and related rights of Bruin E&P Non-Op Holdings, LLC (“Seller”), which at closing represented an approximate average 3.1% non-operated working interest in approximately 204 existing producing wells, 30 wells in various stages of the drilling and completion process, and additional future development locations, predominantly in the counties of McKenzie, Dunn, McLean and Mountrail, North Dakota (collectively, the “Bakken Assets”). The purchase price for Acquisition No. 1 was approximately $87.5 million and was funded using proceeds from the Partnership’s best-efforts offering, proceeds from an unsecured term loan of $25.0 million, and an advance from a member of Energy Resources 12 GP, LLC, the general partner of the Partnership (“General Partner”), of $7.0 million. The advance from a member of the General Partner was repaid in full in May 2018. As of June 30, 2018, the outstanding balance of the unsecured term loan was $15.0 million.

Since closing on Acquisition No. 1, the Partnership participated in the drilling of 55 wells, of which 36 have been completed and 19 wells are in various stages of completion at June 30, 2018. As of June 30, 2018, the Partnership owned an approximate 2.7% non-operated working interest in 240 currently producing wells, 19 wells in various stages of the drilling and completion process, and additional future development locations in the Bakken Assets.

On June 29, 2018, the Buyer entered into a purchase and sale agreement with Seller for the potential purchase of an additional approximate 2.7% non-operated working interest in the Bakken Assets (“Acquisition No. 2”). On August 31, 2018, the Buyer closed on the purchase of Acquisition No. 2. The purchase price for Acquisition No. 2 was $82.5 million, subject to customary adjustments, and was funded using proceeds from the Partnership’s best-efforts offering and proceeds from a line of credit of $60.0 million. With the closing of Acquisition No. 2, the Partnership increased its non-operated working interest in the Bakken Assets to a total of approximately 5.4%.

The following unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to Acquisition No. 1 and Acquisition No. 2, which have been accounted for as asset purchases, as if the acquisitions and the related financing transactions, consisting of the Partnership’s ongoing public offering of the Partnership’s common units and the issuances of debt, had occurred on the dates indicated.

The unaudited pro forma condensed combined financial statements include a balance sheet as of June 30, 2018 and statements of operations for the year ended December 31, 2017 and the six-month period ended June 30, 2018. The unaudited pro forma condensed combined balance sheet was derived from the historical unaudited balance sheet of the Partnership as of June 30, 2018. The pro forma condensed combined statements of operations were derived from the historical audited financial statements of the Partnership for the year ended December 31, 2017, the historical unaudited financial statements of the Partnership for the six months ended June 30, 2018 and from the historical financial statements of Seller.

The unaudited pro forma condensed combined balance sheet gives effect to Acquisition No. 1 and Acquisition No. 2 and the related financing transactions of each acquisition as if they occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six-month period ended June 30, 2018 give effect to Acquisition No. 1 and Acquisition No. 2 and the related financing transactions of each acquisition as if they occurred on January 1, 2017.

The unaudited pro forma condensed combined financial statements and the accompanying unaudited pro forma notes should be read in conjunction with the Partnership’s historical financial statements and related notes for the year ended December 31, 2017, and for the six-month period ended June 30, 2018, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, together with (a) the audited Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by a Subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated June 29, 2018, which are included in this Form 8-K, and (b) the audited Combined Statements of Revenues and Direct Operating Expenses of Properties under Contract for Purchase by a Subsidiary of Energy

Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated November 21, 2017, which are included in the Partnership’s Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on February 1, 2018.

The unaudited pro forma condensed combined financial statements presented herein are based on the assumptions and adjustments described in the accompanying unaudited pro forma notes.  The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and are not indicative of what the financial position might have been or what results of operations might have been achieved had the acquisitions and related transactions occurred as of the dates indicated or the financial position or results of operations that might be achieved for any future periods.

Energy Resources 12, L.P.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2018

	Energy Resources 12, L.P. (Historical)	Pro Forma Adjustments	Notes	Energy Resources 12, L.P. Pro Forma as Adjusted
	(1)
Assets
Current assets
Cash	$11,881,132	$(78,375,000)	(A)	$8,506,132
		60,000,000	(B)
		15,000,000	(C)
Oil, natural gas and natural gas liquids revenue receivable	3,881,168	-		3,881,168
Deposit for potential acquisition	4,125,000	(4,125,000)	(A)	-
Deferred acquisition costs	4,125,981	(4,125,981)	(A)	-
Total current assets	24,013,281	(11,625,981)		12,387,300

Oil, natural gas and natural gas liquids interests, net	91,234,376	82,500,000	(A)	178,000,357
		4,265,981	(A)
Total assets	$115,247,657	$75,140,000		$190,387,657

Liabilities
Term loan	$15,000,000	$-		$15,000,000
Due to related parties	4,474,698	-		4,474,698
Accounts payable and accrued expenses	1,616,021	-		1,616,021
Total current liabilities	21,090,719	-		21,090,719

Revolving credit facility	-	60,000,000	(B)	60,000,000
Asset retirement obligation	141,768	140,000	(A)	281,768
Total liabilities	21,232,487	60,140,000		81,372,487

Partners' Equity
Limited partners' capital	94,015,385	15,000,000	(C)	109,015,385
General partners' capital	(215)	-		(215)
Total Partners' Equity	94,015,170	15,000,000		109,015,170
Total Liabilities and Partners' Equity (Deficit)	$115,247,657	$75,140,000		$190,387,657

(1) Balance sheet amounts obtained from the issued, unaudited financial statements of Energy Resources 12, L.P. for the six months ended June 30, 2018.

See accompanying notes to unaudited pro forma condensed combined financial statements

Energy Resources 12, L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2017

	Energy Resources 12, L.P. Historical Year Ended December 31, 2017	Acquisition No. 1 Historical Year Ended December 31, 2017	Acquisition No. 2 Historical Year Ended December 31, 2017	Pro Forma Adjustments	Notes	Energy Resources 12, L.P. Pro Forma as Adjusted
	(1)	(2)	(3)
Revenue
Oil, natural gas and natural gas liquids revenues	$-	$14,816,295	$14,668,131	$-		$29,484,426

Operating costs and expenses
Production expenses	-	4,342,795	4,299,367	-		8,642,162
Transaction costs	525,000	-	-	-		525,000
General and administrative expenses	99,410	-	-	1,218,599	(E)	1,318,009
Depreciation, depletion and amortization	-	-	-	3,284,571	(F)	6,442,161
				3,157,590	(G)
Total operating costs and expenses	624,410	4,342,795	4,299,367	7,660,760		16,927,332

Operating income	(624,410)	10,473,500	10,368,764	(7,660,760)		12,557,094

Interest income (expense), net	114,163	-	-	(100,000)	(H)	(3,371,143)
				(3,385,306)	(H)

Net income (loss)	$(510,247)	$10,473,500	$10,368,764	$(11,146,066)		$9,185,951

Basic and diluted net income (loss) per common unit	$(0.48)					$1.54

Weighted average common units outstanding - basic and diluted	1,067,941			4,885,824	(I)	5,953,765

(1) Statement of operations amounts obtained from the audited consolidated financial statements of Energy Resources 12, L.P. for the year ended December 31, 2017.

(2) Statement of operations amounts obtained from the Combined Statements of Revenues and Direct Operating Expenses of Properties under Contract for Purchase by a subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated November 21, 2017 and from historical revenue statements and joint interest billings obtained from Seller for the three month period from October 1, 2017 to December 31, 2017.

(3) Statement of operations amounts obtained from the Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by a subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated June 29, 2018.

See accompanying notes to unaudited pro forma condensed combined financial statements

Energy Resources 12, L.P.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2018

	Energy Resources 12, L.P. Historical Six Months Ended June 30, 2018	Acquisition No. 1 Historical Six Months Ended June 30, 2018	Acquisition No. 2 Historical Six Months Ended June 30, 2018	Pro Forma Adjustments	Notes	Energy Resources 12, L.P. Pro Forma as Adjusted
	(1)	(2)	(2)
Revenue
Oil, natural gas and natural gas liquids revenues	$11,028,175	$12,729,593	$12,602,297	$(11,028,175)	(D)	$25,331,890

Operating costs and expenses
Production expenses	3,207,153	3,689,206	3,652,314	(3,207,153)	(D)	7,341,520
General and administrative expenses	744,034	-	-	-		744,034
Depreciation, depletion and amortization	2,016,079	-	-	(2,016,079)	(D)	4,419,828
				2,358,745	(F)
				2,061,083	(G)
Total operating costs and expenses	5,967,266	3,689,206	3,652,314	(803,404)		12,505,382

Operating income	5,060,909	9,040,387	8,949,983	(10,224,771)		12,826,508

Interest income (expense), net	(372,049)	-	-	406,862	(H)	(1,920,012)
				(1,954,825)	(H)

Net income (loss)	$4,688,860	$9,040,387	$8,949,983	$(11,772,734)		$10,906,496

Basic and diluted net income (loss) per common unit	$1.24					$1.83

Weighted average common units outstanding - basic and diluted	3,795,001			2,158,764	(I)	5,953,765

(1) Statement of operations amounts obtained from the issued, unaudited financial statements of Energy Resources 12, L.P. for the six months ended June 30, 2018.

(2) Statement of operations amounts obtained from historical activity from Energy Resources 12, L.P. for five month period from February 1, 2018 to June 30, 2018 and revenue statements and joint interest billings from Seller for January 2018.

See accompanying notes to unaudited pro forma condensed combined financial statements

Energy Resources 12, L.P.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma balance sheet gives effect to Acquisitions No. 1 and No. 2 and the related financing transactions as of June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 give effect to Acquisitions No. 1 and No. 2 and the related financing transactions as if they occurred on January 1, 2017.

The unaudited pro forma condensed combined financial statements were derived by adjusting the Partnership’s historical financial statements for Acquisitions No. 1 and No. 2 and related transactions. The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not indicative of the Partnership’s financial position or results of operations had the transaction been consummated on the dates indicated or financial position or results of operations for any future period or date.

The unaudited pro forma condensed combined financial statements and the accompanying unaudited pro forma notes should be read in conjunction with the Partnership’s historical financial statements and related notes for the year ended December 31, 2017, and for the six-month period ended June 30, 2018, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, together with (a) the audited Combined Statements of Revenues and Direct Operating Expenses of Properties Acquired by a Subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated June 29, 2018, which are included in this Form 8-K, and (b) the audited Combined Statements of Revenues and Direct Operating Expenses of Properties under Contract for Purchase by a Subsidiary of Energy Resources 12, L.P. from Bruin E&P Non-Op Holdings, LLC under Agreement dated November 21, 2017, which are included in the Partnership’s Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission on February 1, 2018.

2. Proved Reserves and Purchase Price Allocation

The acquisitions qualify as asset purchases under the Financial Accounting Standards Board’s Accounting Standards Update (“ASU”) 2017-01. As such, the Partnership has allocated the purchase price of the acquired assets of Acquisitions No. 1 ($90.2 million, after customary post-closing adjustments and acquisition costs) and No. 2 ($86.8 million, after estimated customary post-closing adjustments and acquisition costs) based on the asset’s relative fair value. The purchase prices of $90.2 million and $86.8 million are reflected in the accompanying pro forma condensed combined balance sheet as Oil, natural gas and NGL interests, net, based on the successful efforts method of accounting. For purposes of estimating depreciation, depletion and amortization in the accompanying unaudited pro forma condensed combined statements of operations, the purchase prices have been allocated to oil and gas properties on a combined basis using estimates of reserves. The purchase price allocation for Acquisition No. 2 is preliminary and is subject to customary adjustments.

3. Pro Forma Adjustments

The pro forma adjustments made herein are based upon management’s preliminary estimates and assumptions that are subject to finalization. The final allocation may differ materially from the estimates reflected in these pro forma condensed combined financial statements.

Adjustments to the pro forma condensed combined balance sheet

(A)

Reflects the cash consideration for Acquisition No. 2 working interests and anticipated purchase price allocation, subject to customary adjustments, including estimated acquisition costs of $4.1 million for Acquisition No. 2 and the estimated asset retirement obligation for Acquisition No. 2 of approximately $0.1 million. Deferred acquisition costs related to Acquisition No. 2 of $4.1 million have been capitalized and reclassed to be included as part of the asset purchase price. Also reflects $4.1 million in cash deposit paid in June 2018 applied to the purchase price at closing for Acquisition No. 2.

(B)	Reflects borrowing of $60.0 million from the $60.0 million revolving credit facility entered into by the Partnership in August 2018 used to fund Acquisition No. 2.

(C)

Reflects a portion of the net cash received with respect to the common units issued in a public offering of common units representing limited partner interests in the Partnership subsequent to the unaudited pro forma condensed combined balance sheet date of June 30, 2018, and before the filing of these pro forma financial statements. During this period, the Partnership sold approximately 0.8 million common units at $20 per common unit, resulting in approximately $15.9 million in gross proceeds to the Partnership, and $15.0 million net of selling and marketing commissions.

Adjustments to the pro forma condensed combined statements of operations

(D)

Reflects the elimination of the Partnership’s historical revenues, production expenses and depreciation, depletion and amortization related to Acquisition No. 1 for the five-month period from February 1, 2018 to June 30, 2018.

(E)

Reflects general and administrative expenses for the period presented to reflect costs associated with being a public partnership and owning operating assets. These expenses include the annual management fee, reporting, accounting and legal expenses. The annual management fee is 0.5% of the total gross equity proceeds raised in the Partnership’s best-efforts offering.

(F)

Reflects depletion calculated by allocation of the total purchase price of Acquisition No. 1 to combined estimates of oil and gas reserves acquired based on historical reserve information and production quantities for each of the periods presented using the successful efforts method of accounting.

(G)

Reflects depletion calculated by allocation of the total purchase price of Acquisition No. 2 to combined estimates of oil and gas reserves acquired based on historical reserve information and production quantities for each of the periods presented using the successful efforts method of accounting.

(H)

Reflects (i) interest expense incurred on the $15.0 million outstanding at June 30, 2018, at an average annual interest rate of 3.11% for the year ended December 31, 2017 and 3.81% for the six months ended June 30, 2018; (ii) interest expense on the outstanding balance of the revolving credit facility described in Adjustment (B) of $60.0 million for the year ended December 31, 2017 and six months ended June 30, 2018 at an average annual interest rate of 4.86% and 5.56%, respectively; and (iii) reversal of applicable interest expense and income in the historical Partnership financial statements.

(I)	Reflects the increase in weighted average shares for the assumed acquisition date of January 1, 2017 and the shares issued subsequent to June 30, 2018 discussed in Adjustment (C).